SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2004

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On July 15, 2004, LCNB Corp. issued an earnings release announcing its financial results for the second quarter ended June 30, 2004.  A copy of the earnings release is attached to this report as Exhibit 99.1 and is furnished under this Item 9.

Item 12. Results of Operations and Financial Condition

On July 15, 2004, LCNB Corp. issued an earnings release announcing its financial results for the second quarter ended June 30, 2004.  A copy of the earnings release is attached to this report as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: July 15, 2004	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer

Exhibit 99.1

Press Release

July 15, 2004

LCNB CORP. REPORTS EARNINGS FOR

THE SIX MONTHS ENDED JUNE 30, 2004

LCNB Corp. today announced earnings of $3,218,000 or $0.96 basic earnings per share for the six months ended June 30, 2004, compared to $3,304,000 or $0.96 per share for the first six months of 2003.  Return on average assets for the six months ended June 30, 2004 and 2003 were 1.28% and 1.30%, respectively.  Return on average equity for the first six months of 2004 was 12.25%, compared to 12.53% for the first six months, 2003.  Contributing $350,000 in after-tax gain, or $530,000 on a before-tax basis, to net income were gains recognized during the first quarter, 2004 from the sales of $11.4 million in investment securities and approximately $2.6 million in credit card receivables.

Comparing June 30, 2004 results with June 30, 2003:

•

Growth in the commercial real estate loan, residential real estate loan, and Homeline equity loan portfolios helped generate a $7.4 million or 2.3% increase in total loans.

•

The fair value of total trust assets grew approximately $50.0 million or 39.7%, primarily through growth from new business (see “Assets Under Management”).

•

The fair value of total brokerage accounts, offered through a partnership with UVEST Investment Services, increased approximately $10.9 million or 161.6%, primarily through growth from new business (see “Assets Under Management”).

•

Total written premium produced by Dakin Insurance Agency for the six months ended June 30, 2004, totaled $4,821,000, which was $154,000 or 3.3% greater than for the comparable period in 2003.

Continued pressure on LCNB’s net interest margin (tax-equivalent net interest income divided by average interest-earning assets), caused by continued, historically low market interest rates, was largely responsible for a $350,000 decrease in net interest income, from $9,378,000 for the six months ended June 30, 2003 to $9,028,000 for the same period in 2004.  The margin decreased from 4.16% for the 2003 period to 4.03% for the comparable period in 2004.

Non-interest income for the first six months of 2004, excluding investment security and credit card gains, was $3,424,000, or $269,000 greater than for the same period in 2003.  The increase is primarily the result of increases in trust income and service charges on deposit accounts, partially offset by decreased activity in the real estate mortgage loan secondary market.

Non-interest expenses for the first six months of 2004 totaled $8,277,000, or $467,000 greater than for the comparable period in 2003.  The increase was primarily due to increased costs for salaries and benefits and other miscellaneous expenses.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.   Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.

LCNB Corp. and Subsidiaries

Financial Highlights

For the Year Ended June 30,

(Dollars in thousands, except per share amounts)

%

2004

2003

Change

Condensed Income Statement

Interest income

$ 12,638

14,031

-9.93%

Interest expense

3,610

4,653

-22.42%

  Net interest income

9,028

9,378

-3.73%

Provision for loan losses

300

217

38.25%

  Net interest income after provision

8,728

9,161

-4.73%

Non-interest income

3,954

3,155

25.32%

Non-interest expense

8,277

7,810

5.98%

  Income before income taxes

4,405

4,506

-2.24%

Provision for income taxes

1,187

1,202

-1.25%

  Net income

$

3,218

3,304

-2.60%

====

====

Basic earnings per common share

$

0.96

0.96

-%

====

====

Dividends per common share

$

0.555

0.525

5.71%

====

====

Average shares outstanding

3,367,990

3,439,162

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Selected Balance Sheet Items

Investment securities

$143,338

154,438

-7.19%

Loans

328,342

320,978

2.29%

  Less allowance for loan losses

2,150

2,003

7.34%

  Net loans

326,192

318,975

2.26%

Total assets

503,194

519,356

-3.11%

Total deposits

444,753

451,961

-1.59%

Long-term debt

4,167

6,225

-33.06%

Total shareholders’ equity

50,933

54,450

-6.46%

Book value per share

$15.21

$15.86

-4.13%

Shares outstanding at period end

3,349,606

3,433,054

Selected Financial Ratios

Return on average assets

1.28%

1.30%

-1.54%

Return on average equity

12.25%

12.53%

-2.23%

Equity to assets ratio

10.12%

10.48%

-3.45%

Dividend payout ratio

58.09%

54.65%

6.29%

Net interest margin *

4.03%

4.16%

-3.12%

*   tax-equivalent basis

Assets Under Management

LCNB Corp. total assets

$503,194

519,356

-3.11%

Trust and investments **

175,890

125,896

39.71%

Mortgage loans serviced

49,888

50,325

-0.87%

Business cash management

25,640

11,682

119.48%

Brokerage accounts **

17,652

6,747

161.63%

Total assets managed

$772,264

714,006

8.16%

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**  at fair market value

Share and per share data has been restated to reflect a 100% stock dividend, which was accounted for as a stock split, paid on April 30, 2004.